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                                                                    Exhibit 10.1


[HSBC Logo]

Commercial Banking - GP 3, Div M
(CARM 051116)

CONFIDENTIAL

Concord Camera HK Ltd
14/F Concord Technology Centre
98 Texaco Road
Tsuen Wan
NEW TERRITORIES                                                   4 January 2006

Attn: Mr Harlan Press / Mr Paul Wong


Dear Sirs

BANKING FACILITIES
A/C NO. 500-166012

With reference to the recent discussion, we are pleased to confirm our agreement to the following revisions in your banking facilities which will be available on the specific terms and conditions outlined herein and upon the satisfactory completion of the security detailed below. These facilities are subject to review at any time and, in any event by 30 June 2006, and also subject to our overriding right of suspension, withdrawal and repayment on demand, including the right to call for cash cover on demand for prospective and contingent liabilities.

                                                New            Previously
                                                ---            ----------
Import Facilities                         HKD60,000,000.-*     HKD60,00,000.-
-----------------

Documentary Credits to your suppliers
and Import Loan Facilities in either
HK Dollars or Foreign Currency for up
to 120 days, less any usance/credit
periods granted by your suppliers


within which                             (HKD60,000,000.-)*   (HKD60,000,000.-)
------------

Goods under your control and/or Trust Receipts

* Import Facilities limits should be HKD60,000,000.- or USD7,700,000.- which shall match with the currency of pledged deposit to be placed with us.

We may, at our sole and absolute discretion, refuse to allow drawings under the facilities if the transaction in question does not meet our operational requirements in respect of these facilities.

Interest on import loans will continue to be charged on a daily basis as follows and payable monthly in arrears to the debit of your account:

HK Dollar        : 1.75% over HIBOR on import loans

Foreign currency : 1.75% over SIBOR or 1% below our standard Trade Finance Rates as published by us

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED
HSBC Main Building, 1 Queen's Road Central, Hong Kong
Tel: (852) 2822 1111  FAX: (852) 2899 8846
Telex: 73205  HSBC HX  Telegrams: Hongbank Hongkong
Web: www.hsbc.com.hk

Incorporated in the Hong Kong SAR with limited liability
Registered at the Hong Kong Companies Registry No. 263876

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[HSBC Logo]


Concord Camera HK Ltd                                             4 January 2006
--------------------------------------------------------------------------------

Interest at the above-mentioned rates over HIBOR (Hong Kong Interbank Offered
Rate) and SIBOR (Singapore Interbank Offered Rate) are subject to fluctuation at our discretion and payable at the end of each interest period to the debit of your account.

                                                New            Previously
                                                ---            ----------
Guarantee
---------                                 EUR380,000.-         EUR380,000.-

For issuance of a EUR380,000.-
open-ended guarantee in favour of
Rabobank

Commission on the above guarantee
facility will continue to be charged at
1.25% per annum on the amount of
guarantee issued/renewed, which is
subject to change at the Bank's
discretion.

Please note the full amount of the
commission will be payable in advance on a yearly basis to the debit of your current account with us notwithstanding subsequent return/cancellation of the guarantee issued/renewed prior to expiry.

The commission rate specified above will apply to the guarantee issued/renewed on your behalf notwithstanding that a different rate may have been specified in any Counter-Indemnity issued by you in our favour prior to the date of this letter in respect of such guarantee and it is agreed that the rate specified above will apply with effect from the issue/renewal of such guarantee or otherwise as indicated above. All other terms of any such Counter-Indemnity remain unchanged.

Foreign Exchange Limit                    Nil                  HKD15,000,000.-
----------------------

For booking foreign exchange contracts
up to this limit in aggregate, with
individual contracts for periods of up
to a maximum of three months forward.

Default Interest
----------------

Please note that interest will be payable on sums which are overdue, drawings which are in excess of agreed limits and amounts demanded and not paid, at the maximum rate stipulated in the Bank's Tariff which is accessible at http://www.hsbc.com.hk/hk/commercial/tool/pdf/c_tariff.pdf. The Bank will provide you with a hard copy of the Tariff at your request. Interest at the applicable rate will be payable monthly in arrears to the debit of your current account.

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[HSBC Logo]


Concord Camera HK Ltd                                             4 January 2006
--------------------------------------------------------------------------------

Accrual of Interest and Other Sums
----------------------------------

Please note that interest and other sums expressed to be chargeable or payable on a periodic basis will nonetheless accrue from day to day and amounts so accrued may be demanded at any time.

Security
--------

As security for the foregoing facilities, we continue to hold:-

1. A charge over your deposit for USD2,000,000.- or its equivalent in other foreign currencies placed with us and is supported by the Registered "Security Over Deposit" dated 8 November 2005 together with Board Resolution dated 11 October 2005.

   In the event of the value of the foreign currency deposit charged to us falling below the required level and upon our request, you should immediately pledge to us additional security acceptable to us to bring the value back to the threshold.

2. A Registered Assignment of DC Proceeds form dated 4 May 2001 together with the minutes of meeting dated 28 August 2000 executed by your company.

3. A Counter Indemnity dated 5 December 2003 in respect of the above guarantee issued on your behalf (Re: L/G No. 46026).

As revised security, we require to hold an additional charge over your deposit placed with us for USD6,200,000.- or its Hong Kong Dollar equivalent. We enclose our standard form of "Security Over Deposit" for your completion and return, together with a certified copy of a Board Resolution in substantially the form as that enclosed with this facility letter.

In the event of the value of the total facilities outstanding exceeds the value of the pledged deposits due to currency fluctuation, you undertake to immediately pledge to us additional security acceptable to us to top-up the security value to fully cover the total facilities outstanding.

Pursuant to Section 80 of the Companies Ordinance, a charge will have to be formally registered with the Companies Registry within 5 weeks from the date of the document. After the "Security Over Deposit" has been duly executed and returned by you, we shall proceed with the filing on your behalf and the filing fee of HKD340.- will automatically be debited to your current account.

Upon receipt of your acceptance to this facility letter and satisfactory completion of the above security, we shall cancel the following:

1) An "all monies" debenture over all the assets and undertakings of your company with minutes of meeting both dated 10 June 2004.

2) A Letter of Awareness dated 24 August 1998 from Concord Camera Corp together with a Certificate of Assistant Secretary dated 3 September 1998.

3) A Corporate Guarantee for USD4,200,000.- from Concord Camera Corp with minutes of meeting both dated 19 August 1999 and a copy of legal opinion dated 9 August 1999 from Holland & Knight LLP.

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[HSBC Logo]


Concord Camera HK Ltd                                             4 January 2006
--------------------------------------------------------------------------------

4) A Corporate Guarantee for USD4,000,000.- from Concord Camera Corp with minutes of meeting and Certification all dated 11 November 1999.

5) A Corporate Guarantee for USD5,500,000.- from Concord Camera Corp with minutes of meeting and Certification all dated 18 October 2000.

6) A Corporate Guarantee for EUR380,000.- dated 16 December 2003 from Concord Camera Corp with minutes of meeting and Certification both dated 31 January 2004.

7) A Letter of Undertaking from your company together with the minutes of meeting both dated 24 August 1998 undertaking:
    (a) to direct to us bills business of not less than HKD100,000,000.- on an annual basis;
    (b) to maintain the tangible net worth of your company above HKD110,000,000.- at all times;
    (c) to maintain the net gearing ratio (after netting cash balance) of your company below 45% at all times;
    (d) not to declare dividends of more than 50% of recurrent net profit in any financial year.

8) A Letter of Undertaking dated 20 July 1999 from your company together with the minutes of meeting dated 19 July 1999 undertaking:
    (a) to direct to us all I/E bills business of your company;
    (b) to maintain the tangible net worth of your company above
        HKD110,000,000.- at all times;
    (c) to maintain the net gearing ratio (after netting cash balance) of your company below 45% at all times;
    (d) not to declare dividends of more than 50% of recurrent net profit in any financial year.

9) A Letter of Undertaking from your company together with the minutes of meeting both dated 28 August 2000 undertaking:
    (a) to direct to us all I/E bills business of your company;
    (b) to maintain the tangible net worth of your company at least HKD250,000,000.- at all times;
    (c) to maintain the net gearing ratio (after netting cash balance) of your company at 45% or less at all times;
    (d) not to declare dividends of more than 50% of recurrent net profit in any fiscal year.

10) A Capitalization and Subordination Agreement dated 31 March 2005 from Concord Camera Corp undertaking to recapitalize Concord Camera HK Ltd by converting HKD250,000,000.- advance to Concord Camera HK Ltd into equity.

11) A Subordination Agreement dated 31 March 2005 from Concord Camera Corp in respect of advances of HKD155,000,000.- to Concord Camera HK Ltd together with the Board Resolution dated 29 March 2005 and Legal Opinion dated 10 November 2005 from Holland & Knight LLP.


As a special condition, Concord Camera HK Ltd is required to submit to our Bank aged debtors' listing and inventory summary on a quarterly basis.

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[HSBC Logo]


Concord Camera HK Ltd                                             4 January 2006
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You will be required for so long as these facilities are available to you to comply with the above covenant/undertaking. Your compliance or otherwise with the above covenant/undertaking will not in any way prejudice or affect our right to suspend, withdraw or make demand in respect of the whole or any part of the facilities made available to you at any time. By signing this letter, you expressly acknowledge that we may suspend, withdraw or make demand for repayment of the whole or any part of the facilities at any time notwithstanding the fact that the above covenant/undertaking is included in this letter and whether or not you are in breach of any such covenant/undertaking.

Please note that all costs and expenses (including legal fees) incurred by us in connection with the extension of these facilities and any matters arising are to be reimbursed by you on demand.

Please arrange for the AUTHORISED SIGNATORIES OF YOUR COMPANY, in accordance with the terms of the mandate given to the Bank, to sign and return to us the duplicate copy of this letter to signify your confirmation as to the correctness of the security held, and your continued understanding and acceptance of the terms and conditions under which these revised facilities are granted.

Unless expressed in writing from you to the contrary, we may provide any information relating to any of your accounts with us and any facilities we may provide to you from time to time or their conduct or any other information concerning your relationship with us to any other company or office which at the relevant time belongs to or is part of the HSBC Group.

Section 83 of the Banking Ordinance
-----------------------------------

Please note that Section 83 of the Banking Ordinance has imposed on us as a bank certain limitations on advances to persons related to our directors or employees. In acknowledging this facility letter you should advise us whether you are in any way related to any of our directors or employees within the meaning of Section 83 and in the absence of such advice we will assume that you are not so related. We would also ask, should you become so related subsequent to acknowledging this facility letter, that you immediately advise us in writing.

These revised facilities will remain open for acceptance until the close of business on 25 January 2006 and if not accepted by that date will be deemed to have lapsed.

We are pleased to be of continued assistance.

Yours faithfully

/s/ Nelson Ho
-------------
Nelson Ho
Senior Vice President


                                                  For and on behalf of
ac                                                CONCORD CAMERA HK LTD

                                                  /s/ Harlan Press
                                                  --------------------------
Encl                                              Harlan Press, Director



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